Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 27, 2026, with respect to the consolidated financial statements of Globalstar, Inc. incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-297911) and related Prospectus of Amazon.com, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

New Orleans, Louisiana

August 13, 2026